EXHIBIT 11.1

                          VACATION BREAK U.S.A., INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                                    Three months ended
                                                    ------------------
                                              June 30, 1996       June 30, 1995
                                              -------------       -------------
                                                         Fully     Primary and
                                             Primary    Diluted   Fully Diluted
                                             -------    -------   -------------

Actual number of common shares outstanding  8,570,000  8,570,000    6,500,000
                                            ---------  ---------    ---------

Weighted average number of common
  shares issued and outstanding             8,570,000  8,570,000    6,500,000
Common stock equivalents completed under
  the Treasury Stock method                   295,391    408,918        -
                                            ---------  ---------    ---------

                                            8,865,391  8,978,918    6,500,000
                                            ---------  ---------    ---------

Net income                                 $4,938,950 $4,938,950   $  936,490
                                            ---------  ---------    ---------

Net income per share                            $0.56      $0.55        $0.14
                                            ---------  ---------    ---------

                                                    Six months ended
                                                    ------------------
                                              June 30, 1996       June 30, 1995
                                              -------------       -------------
                                                         Fully     Primary and
                                             Primary    Diluted   Fully Diluted
                                             -------    -------   -------------

Weighted average number of common
  shares issued and outstanding             8,555,000  8,555,000    6,500,000
Common stock equivalents computed under
  the Treasury Stock method                   201,236    359,403        -
                                            ---------  ---------    ---------

                                            8,756,236  8,914,403    6,500,000
                                            ---------  ---------    ---------

Net income                                 $6,426,949 $6,426,949   $2,982,490
                                            ---------  ---------    ---------

Net income per share                            $0.73      $0.72        $0.46
                                            ---------  ---------    ---------